Exhibit 10.3

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, entered into as of the 31 day of March, 2008, by and between GLOBETECH ENVIRONMENTAL, INC., a Nevada corporation (“Globetech”), and Rick Oliver (“Service Provider”).

W I T N E S S E T H :

WHEREAS, Service Provider has rendered valuable services (the “Services”) to Globetech; and

WHEREAS, in order to compensate Service Provider for the Services and as an inducement for providing ongoing services, Globetech and Service Provider desire to evidence Globetech’s agreement to issue shares of common stock in payment of amounts owed to Service Provider with respect to the Services.

NOW, THEREFORE, for and in consideration of the foregoing and for the mutual covenants and consideration described herein, the parties hereto agree as follows:

1. Services. Service Provider has provided, and may continue to provide, Services to Globetech.

2. Shares. As consideration for the Services rendered by Service Provider to Globetech through December 31, 2006, including the incurrence of certain reimbursable expenses on behalf of Globetech, as reflected on Exhibit A attached hereto, Globetech hereby agrees to issue to Service Provider, not later than five business days from the date hereof, the number of shares of common stock (the “Shares”) shown on Exhibit A. The Shares will be issued pursuant to an exemption from the registration provisions of the Securities Act of 1933 and, as such, will be “restricted securities” as defined under the Securities Act and will bear a restrictive legend. Globetech agrees to cooperate with the Service Provider and to take all reasonable steps in order to facilitate the delivery of the Shares as requested by Service Provider.

3. Release. Service Provider acknowledges and agrees that the issuance of the Shares hereunder will constitute payment in full of all amounts owing (the “Amounts Owed”) to Service Provider by Globetech as of December 31, 2006, as reflected on Exhibit A and, in consideration of the issuance of the Shares, Service Provider hereby releases Globetech from any further obligation relating to the Amounts Owed.

4. Representations of Globetech. Globetech represents to Service Provider that:

(a)        Globetech is duly authorized to enter into this Agreement and to carry out the terms set out herein and that execution of this Agreement and carrying out the terms hereof will not breach any provision of the articles of incorporation or bylaws of Globetech or any contracts to which Globetech is a party.

(b)       The execution of this Agreement will create a valid and binding obligation on the part of Globetech enforceable in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or similar laws.

5. Representations of Service Provider. Service Provider represents to Globetech that Service Provider is authorized to enter into this Agreement and to carry out the terms set out herein and that execution of this Agreement and carrying out of the terms hereof will not breach any contracts or other obligations to which Service Provider is a party.

6. Costs and Expenses. Globetech shall be responsible for all costs and expenses incurred in connection with the execution and performance of this Agreement, including all costs incurred in connection with the issuance of the Shares and any costs associated with rendering any legal opinions required with respect to the issuance of the Shares.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and the year first written above.

GLOBETECH ENVIRONMENTAL, INC.

By:	__________________________
Name:	Donald Sampson
Title:	President

“Service Provider”

________________________________
Rick Oliver

EXHIBIT A

Settlement Agreement, dated March 31, 2008

by and between Globetech Environmental, Inc.

and

Rick Oliver (“Service Provider”)

Description of Amounts Owed at December 31, 2006	Amount Owed at December 31, 2006	Shares Issued in Settlement of Amounts Owed
Consulting fees and expenses	$29,915.00	854,714

Total

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